AVP, INC.
COMMON STOCK FINANCING
TERM SHEET

This binding term sheet (the "**Term Sheet**") is entered into by and between National Sports Programming ("**Fox**") and AVP, Inc. ("**AVP**") (collectively, the "**Parties**"), as of February 7, 2006.

Recitals

Fox and AVP wish to create and promote professional beach volleyball content for the Fox Broadcasting Company ("Fox Network"). Furthermore, Fox and AVP wish to align their interests through Fox's acquisition of an additional equity interest in AVP. The holders of equity in AVP shall each be referred to herein as a "**Shareholder**". All references herein to "$" or dollars are to U.S. dollars.

Agreement

In consideration of the mutual promises and covenants set forth in this Term Sheet and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

1. **Definitive Agreements:** The Parties agree to enter into long-form agreements with respect to the transactions contemplated in this Term Sheet, containing customary terms and conditions (e.g., indemnification, insurance, etc.) ("**Definitive Agreements**"), including, without limitation, a Subscription Agreement, Production Agreement, Distribution Agreement, and Registration Rights Agreement. Although the Parties intend to diligently negotiate and promptly enter into Definitive Agreements, the Parties acknowledge and agree that this Term Sheet contains all the essential terms of the transactions contemplated hereby and, until the Parties enter into Definitive Agreements that expressly replace this Term Sheet, that this Term Sheet is a binding agreement.

2. **Equity Investment:** Immediately following execution of this Term Sheet (the "Closing Date"), AVP shall issue to Fox 666,667 shares (the "Shares") of Common Stock, par value $0.001 per share, of AVP ("**Common Stock**").

3. **Purchase Price:** In exchange for the Shares set forth in Section 2, Fox agrees to undertake the commitments set forth in Sections 6, 7 and 8 of this Term Sheet.

4. Rights of Common Stock:	
	(a) On the Closing Date, or as soon as practicable thereafter, AVP will deliver to Fox certificates evidencing the Shares.
	(b) Registration Rights: With respect to the Shares and the shares of Common Stock owned by Fox following conversion of Fox's Series A Convertible Preferred shares, Fox shall receive unlimited piggyback rights for five years and, if the all such shares are not otherwise registered within two years from issuance, one additional demand right with respect to such shares.
	(c) Representations, Warranties and Covenants: AVP hereby makes the representations and warranties set forth on Exhibit A hereto, to and in favor of Fox.
5. Events:	(a) AVP will organize and stage the following AVP beach volleyball tournaments: (i) the AVP tournament final to be held on May 20, 2006; and (ii) the AVP tournament final to be held on June 17, 2006 (collectively, the "Network Events"). AVP will schedule the Network Events such that there will be a men's final on one of the days and a women's final on the other day.
	(b) The Fox Network or a Fox-Affiliated Entity will be AVP's media partner for the Network Events with all of the related benefits, including, without limitation, on-site signage, inclusion in marketing materials, VIP passes and tickets. For purposes of this Term Sheet, "**Fox-Affiliated Entity**" means each affiliate of the Fox Network or Fox.
	(c) AVP will not sell or otherwise permit any signage or other promotional materials that does not meet the Fox Network's standards and practices at any Network Event.
	(d) Fox will have an approval right over all press releases and marketing materials that mention Fox or any Fox-Affiliated Entity. Responses to such approval requests will not be unreasonably withheld. In the event that Fox fails to respond within 5 days after request therefore, such request shall be deemed approved by Fox.

6. **Production Agreement:**

AVP shall enter into a production agreement (the "**Production Agreement**") with Fox or a Fox-Affiliated Entity. The Production Agreement will include, without limitation, the following terms: (a) Fox agrees to produce network-quality Programs; (b) Fox will provide all production personnel and on-air talent (which on-air talent shall be mutually agreed to by the parties); (c) Fox will provide all necessary television broadcast equipment; and (d) Fox will uplink and transmit the live signal of the Programs to the Fox Network. Each Program shall be ninety (90) minutes in length and include a live telecast of the Saturday finals. Fox will also tape at least one semi-final match from earlier in the day to hold for telecast in lieu of the finals in case of a rainout. Fox will also deliver to AVP an international version of each Program in accordance with AVP's specifications. In the event that AVP requests production elements not included in AVP's 2005 FSN telecasts that would result in the cost of production exceeding $250,000 in the aggregate for the two Programs, then Fox shall notify AVP of the details regarding such costs and if AVP desires to include such production elements in the Program(s) then AVP shall reimburse Fox for any production expenses in excess of $250,000 in the aggregate for the two shows.

7. **Distribution Agreement:**

AVP shall enter into a distribution agreement (the "**Distribution Agreement**") with the Fox Network. The Distribution Agreement will include, without limitation, the following terms:

(a) Telecasts. The Fox Network and the FSN programming service shall have the exclusive right to Telecast each Program throughout the U.S., its territories, possession and military installations for a telecast period commencing on the initial Telecast of the initial Program and continuing through December 31, 2006 and non-exclusive right to Telecast each Program until December 31, 2007. "**Telecast**" means any means of technology of transmitting a video signal or audio signal, whether presently existing or hereafter developed, by any manner or system of payment, including, without limitation, non-standard television (including, without limitation, basic, tier and/or premium cable distribution), direct broadcast satellite television ("**DBS**"), subscription television ("**STV**"), multi-point distribution systems ("**MDS**"), multiple multi-point distribution systems ("**MMDS**"), local multi-point distribution systems ("**LMDS**"), satellite master antennae television systems ("**SMATV**"), open video system ("**OVS**"), television receive-only ("**TVRO**"), closed circuit television, , airline, theater, restaurant and hotel/motel distribution, narrow and broadband

services, video dial tone, pay-per-view and video on demand ("**VOD**"). In addition, Fox and Fox-Affiliated Entities will have the non-exclusive right, through at all times prior to December 31, 2007, to distribute clips of the Programs online (including Internet, world wide web, cable modem and all other forms of online distribution now known or hereafter developed).

(b) The Programs of the Network Events will be telecast on the Fox Network on the following times and dates: (i) May 20, 2006 from 4:30 pm (ET) until 6:00 pm (ET) in all areas of the country except the west coast where the Program will be telecast from 4:30 pm (PT) until 6:00 pm (PT); and (ii) June 17, 2006 from 4:30 pm (ET) until 6:00 pm (ET) in all areas of the country except the west coast where the Program will be telecast from 4:30 pm (PT) until 6:00 pm (PT).

(c) Subject to events of force majeure and any game over-runs, Fox represents that the initial Fox Telecast of each Program can be received by at least eighty percent (80%) of the television households in the United States.

(d) Each Program shall contain the following commercial elements and station breaks: (i) thirty (30) 30-second network commercial units (each, a "Unit") which shall be reserved for AVP's exclusive use; (ii) up to thirty (30) seconds of billboards for AVP's exclusive use; (iii) featured elements/vignettes for AVP's sponsors as reasonably requested by AVP; (iv) one hundred thirty-five (135) seconds for Fox Network promotion; and (v) fifteen (15) 30-second regional and affiliate units. With respect to the foregoing, the parties acknowledge AVP shall be responsible for selling the Units and shall be entitled to retain all revenue therefrom.

8. Marketing and Promotion:

During the term of the Distribution Agreement, Fox will actively promote the Programs on sports programming carried on Fox Network, FSN and other forms of media (print advertising, radio, internet, etc.) , in a manner comparable to the marketing and promotion of other sports programming on the Fox Network.

9. Representations and Warranties:

Each Party represents and warrants to the other Party that: (a) it is an entity duly organized, validly existing and in good standing in its jurisdiction of organization; (b) it has the power and authority to enter into this Term Sheet and to perform fully its obligations hereunder; (c) it is under no contractual or other legal obligation which might interfere in any way with its prompt and complete performance under this Term Sheet; (d) it is in compliance with all

applicable laws and regulations relating to the performance of its obligations hereunder, with which the failure to comply would result in a material adverse effect or the Other Party; and (e) the performance of its obligations hereunder will not result in a default under or violation of any contractual or other legal obligation by which it or its properties is bound, whether upon the receipt of notice, the passage of time or both.

10. Confidentiality:

The Parties will keep the existence and terms of this Term Sheet strictly confidential, and will not disclose the existence or substance of such terms to any of their respective employees, agents or advisors who do not have a need to know or any third party (other than potential investors in AVP) without the prior written consent of the other Parties. Notwithstanding anything herein to the contrary, any Party (and any employee, representative or other agent of any Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Term Sheet and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment or tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable law including U.S. federal or state securities laws. In addition, either Party shall be permitted to make any disclosure of this Term Sheet required by law, including Securities and Exchange Commission regulations.

11. Assignment:

This Term Sheet is binding upon each Party's assigns, transferees and successors; provided that, no Party may assign or otherwise transfer, by operation of law or otherwise, this Term Sheet in whole or in part without each other Party's prior written consent. Notwithstanding the prior sentence, either Party may assign this Term Sheet in its entirety without the other Party's consent to any of the following: (i) the assigning Party's successor in a consolidation, merger or acquisition (provided that the assignee acquires all or substantially all of the assets, equity or beneficial interests of the assigning Party), (ii) an entity under common control with, controlled by or in control of the assigning Party, or (iii) a lender, as an assignment of collateral to secure credit extended to the assigning Party; provided, however, no Party may effect a transfer of its Equity Interests in AVP or other transaction pursuant to this Section in contravention of the restrictions and approval rights set forth in this Term Sheet. The assignor will give the other Party written notice within 30 days of any assignment described in the immediately preceding sentence.

12. Entire Agreement: This Term Sheet constitutes the entire understanding between the Parties concerning the subject matter of this Term Sheet. Each Party acknowledges that it is not entering into this Term Sheet in reliance upon any term, condition, representation or warranty not stated in this Term Sheet. This Term Sheet supersedes any and all other prior and contemporaneous agreements, whether oral or written, pertaining to the subject matter hereof; provided, however, this Term Sheet does not replace, amend or otherwise affect the agreement between the Parties set forth in the Term Sheet, dated September 2004, between the Parties and Leonard Armato, as amended from time to time.

13. Severability: If any provision of this Term Sheet is deemed unenforceable for any reason, such provision will be modified or severed from this Term Sheet to the extent necessary to make such provision enforceable unless the remaining provisions would be rendered inadequate to accomplish the basic purposes and intent of the Parties. Neither the unenforceability of such provision nor the modification or severance of such provision will affect the enforceability of any other provision of this Term Sheet.

14. Miscellaneous: This Term Sheet, and the rights and obligations hereunder, are governed by the laws of the State of California, without reference to conflict of law provisions. This Term Sheet may be executed in counterparts, each of which is an original and all of which together constitute one and the same agreement. Signatures to this Term Sheet may be delivered by facsimile and will be binding upon the parties.

[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, the Parties have caused this binding Term Sheet to be duly executed and delivered as of the date first written above.

NATIONAL SPORTS PROGRAMMING

By: ______________________
Name:
Title:

AVP, INC.

By: ______________________
Name: Leonard Armato
Title: CEO and Commissioner

Exhibit A

Representations, Warranties and Covenants

1. Except as set forth in Post-effective Amendment No. 4 to AVP's registration statement on Form SB-2, filed effective December 23, 2005 or any document filed or incorporated by reference as an exhibit thereto, or in the prospectus filed January 16, 2006 under Rule 424(b)(3), with respect thereto (collectively, the "Registration Statement"), AVP hereby represents and warrants to Fox, as follows:

1.1 **Organization**. AVP is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. AVP has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby. Neither the nature of AVP's business as now conducted or as proposed to be conducted nor its ownership or leasing of property require that AVP be qualified to do business or be in good standing in any jurisdiction other than the State of Delaware and the State of California. AVP (and its predecessors) has not taken any action or failed to take any action, which action or failure would preclude or prevent AVP from conducting its business after the Closing in the manner heretofore conducted. AVP has, and expects to continue to have, all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or condition (financial or otherwise) of AVP ("**Material Adverse Effect**"), and AVP believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. AVP (and its predecessors) is not in default, and does not expect to be in default, under any of such franchises, permits, licenses, or other similar authority.

1.2 **Capital Stock**. The authorized capital stock of AVP as of the Closing shall consist of: (a) 80,000,000 shares of Common Stock of a par value of $0.0001 each (the "**Common Stock**"), of which up to 30,000,000 are reserved for issuance upon the exercise of employee and other options; and (b) 2,000,000 shares of Series A Preferred Stock of a par value of $0.0001 each. All issued and outstanding capital stock of AVP has been duly authorized, and is validly issued and outstanding and fully paid and non-assessable. The Shares, when issued and sold in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, and will have the rights, preferences, privileges, and restrictions set forth in the Certificate of Incorporation, and will be free and clear of any liens, claims, encumbrances or third party rights of any kind (except as specified in the Certificate of Incorporation) and duly registered in the name of Fox in AVP's stock register.

1.3 **Subsidiaries**. AVP does not own or control, directly or indirectly, any interest in any corporation, association or business entity other than MPE Sponsorships, LLC, a California limited liability company (the "**Subsidiary**"), and is not a participant in any partnership or joint venture. The Subsidiary is duly organized and validly existing under the laws of the State of California, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted, and is duly qualified as a foreign company in any jurisdiction in which it is required to be so qualified. The Subsidiary is wholly owned by AVP, and no person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Subsidiary or any component or portion thereof, or any increase or decrease in any of the foregoing.

1.4 **Directors, Officers**. The sole directors of AVP are Leonard Armato, Bruce Binkow, Scott Painter, Jeffrey Wattenberg, Phil Guarascio, Roger Werner and Jack Kemp. AVP has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and, to AVP's Knowledge (as hereinafter defined), there is no voting agreement or other arrangement among AVP's shareholders. The sole officers of AVP are Leonard Armato, Bruce Binkow, Andrew Reif, Tom Torii, Andrew Goldman and George "Gabby" Roe. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of AVP's directors or officers have been fully disclosed in writing to Fox. "**AVP's Knowledge**" shall mean the actual knowledge of the CEO of AVP or its Subsidiary (as hereinafter defined), as well as any knowledge of any fact or circumstance that would have or should have come to the attention of such

person in the course of discharging his duties in a reasonable and prudent manner consistent with sound business practices.

1.5 Financial Statements. AVP (and its predecessors) has no material liabilities, debts or obligations, whether accrued, absolute or contingent other than liabilities reflected or reserved against in the financial statements included in the Registration (the "**Financial Statements**") or otherwise disclosed in the Registration Statement or incurred in the ordinary course of business since December 31, 2004. Since December 31, 2004, there has not been:

(A) any material change in the assets, liabilities, condition (financial or otherwise) or business of AVP or the Subsidiary from that reflected in the Financial Statements;

(B) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, conditions (financial or otherwise), operating results or business of AVP or the Subsidiary;

(C) any waiver by AVP or the Subsidiary of a valuable right or of a material debt owed to it;

(D) any satisfaction or discharge of any material lien, material claim or material encumbrance or payment of any material obligation by AVP or the Subsidiary, except in the ordinary course of business and that is not individually or in the aggregate adverse to the assets, properties, condition (financial or otherwise), operating results or business of AVP or the Subsidiary;

(E) any material change or amendment to a material contract or material arrangement by which AVP or the Subsidiary or any of their assets or properties is bound or subject;

(F) any material change in any compensation arrangement or agreement with any employee of AVP or the Subsidiary;

(G) any loans made by AVP or the Subsidiary to its employees, officers, or directors other than travel advances made in the ordinary course of business, except as set forth in Schedule 1.17 hereunder;

(H) any sale, transfer or lease of, except in the ordinary course of business, or mortgage or pledge of imposition of lien on, any of AVP's or the Subsidiary's assets;

(I) any sale, transfer, lease of, mortgage or pledge of imposition of lien on, any of AVP's or the Subsidiary's Intellectual Property (as defined in Section 13.12);

(J) any change in the accounting methods or accounting principles or practices employed by AVP or the Subsidiary; or

(K) any other event or condition of any character that would materially adversely affect the assets, properties, condition (financial or otherwise), operating results or business of AVP or the Subsidiary.

1.6 Authorization; Approvals. All corporate action on the part of AVP necessary for the authorization, execution, delivery, and performance of all of AVP's obligations under this Agreement and for the authorization, issuance, and sale of the Shares being sold under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of AVP, shall constitute the valid and legally binding obligations of AVP, legally enforceable against AVP in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions contained herein may be limited by applicable federal or state securities laws. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any

governmental authority on the part of AVP is required that has not been, or will not have been, obtained by AVP prior to the Closing in connection with the valid execution, delivery and performance of this Agreement or the offer, sale, or issuance of the Shares.

1.7 Compliance with Other Instruments. Neither AVP (or its predecessors) nor the Subsidiary is in default: (a) under its certificate of incorporation, bylaws or other formative documents, or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which AVP or the Subsidiary is a party or by which it or any of its property is bound or affected; or (b) with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default, in any such case, would, or in the future is reasonably likely to, have a Material Adverse Effect. To AVP's Knowledge, no third party is in material default under any agreement, contract or other instrument, document or agreement to which AVP or the Subsidiary is a party or by which AVP or the Subsidiary or any of its property is affected. Neither AVP (or its predecessors) nor the Subsidiary is a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

1.8 No Breach. Neither the execution and delivery of this Agreement nor compliance by AVP with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of (i) AVP's certificate of incorporation, bylaws or other governing instruments of AVP, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (iii) any agreement, contract, lease, license commitment or other instrument to which AVP or the Subsidiary is a party or to which AVP or the Subsidiary is subject, or (iv) applicable law. Such execution, delivery and compliance will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of AVP or the Subsidiary or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

1.9 Records. The minute books of AVP and of the Subsidiary contain accurate and complete copies of the minutes of every meeting of AVP's (and its predecessors') and the Subsidiary's shareholders and Board of Directors (and any committee thereof). No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or shareholders of AVP (or its predecessors) or the Subsidiary, except for those contained in such minute books. The corporate records of AVP (and its predecessors) and of the Subsidiary have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all respects.

1.10 Ownership of Assets. Neither AVP nor the Subsidiary currently leases or licenses any property with the exception of AVP's office space located at 6100 Center Drive, Suite 900, Los Angeles, CA 90049 and AVP's warehouse space located at 1234 W. 134th Street, Gardena, CA 90247. Neither AVP nor the Subsidiary own any material assets other than those set forth in the Registration Statement.

1.11 Intellectual Property and Other Intangible Assets.

(A) AVP and the Subsidiary own and have developed, or have obtained the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "**Intellectual Property**") used and sufficient for use in the conduct of its business as now conducted and as proposed to be conducted, except for third party licenses that may be required to be obtained for future development, and which are readily available (whether on or off the shelf) in the marketplace. To AVP's Knowledge, none of the Intellectual Property infringes upon or violates any right, lien, or claim of others, including without limitation past and present employees and employers of AVP (or its predecessors). Neither AVP nor the Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted or otherwise. Nothing in the foregoing shall be construed to imply

that the development of the Intellectual Property has been finalized or free from third party claims of infringement of which AVP has no current knowledge.

(B) Any and all Intellectual Property of any kind which has been developed, is currently being developed, or will be developed in the future, by any employee of AVP (or its predecessors) or the Subsidiary shall be the property solely of AVP or the Subsidiary, as the case may be. AVP (and its predecessors) and the Subsidiary has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which AVP (or its predecessors) or the Subsidiary operates. Each of AVP's (or its predecessors') or the Subsidiary's employees have entered into written agreements with AVP (or its predecessors) or the Subsidiary (as the case may be) assigning to AVP or the Subsidiary (as the case may be) all rights in Intellectual Property developed in the course of their employment by AVP (or its predecessors) or the Subsidiary (as the case may be) and each of AVP's (or its predecessors') and the Subsidiary's employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, have entered into a written Confidentiality Agreement with AVP (or its predecessors) or with the Subsidiary.

(C) Neither AVP (or its predecessors), the Subsidiary nor, to AVP's Knowledge, any of their respective officers, directors or employees, has received any communications alleging that AVP (or its predecessors) or the Subsidiary has violated either in the conduct of its business as now conducted or proposed to be conducted would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To AVP's Knowledge none of AVP's or the Subsidiary's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any material respect with the Founder's or such employee's ability to devote his or her best efforts to promote the interests of AVP or the Subsidiary, as the case may be, or that would adversely affect or interfere with AVP's or the Subsidiary's business as conducted and as proposed to be conducted. To AVP's Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of AVP's or the Subsidiary's business by the employees of AVP or the Subsidiary, as the case may be, nor the current conduct of AVP's or the Subsidiary's business, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated. As currently conducted, neither AVP nor the Subsidiary needs to utilize any inventions owned by any of AVP's or the Subsidiary's employees (or people AVP or the Subsidiary currently intends to hire) and made prior to their employment by AVP or the Subsidiary other than those that have been validly assigned to AVP or the Subsidiary pursuant to the Employment Confidentiality Agreement and Nondisclosure, Noncompetition, and Invention Assignment Agreement signed by such employee.

1.12 Taxes. AVP (and its predecessors) and the Subsidiary have filed or caused to have been filed (on a timely basis since their respective incorporation) all tax returns (each a "**Tax Return**") required to be filed with any federal, state, local, foreign or other government (each a "**Governmental Body**"), and have paid or caused to have been paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed or collected by any Governmental Body that may have become due and payable pursuant to those Tax Returns or otherwise. There is no deficiency assessment with respect to or proposed adjustment of AVP's (or its predecessors') or of the Subsidiary's Tax Return pending, or to AVP's Knowledge, there is no deficiency assessment with respect to or proposed adjustment of AVP's (or its predecessors') or the Subsidiary's Tax Returns threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority for delinquent taxes, outstanding against the assets, properties or business of AVP or the Subsidiary.

1.13 Contracts. The exhibit index to the Registration Statement contains a true and complete list of all material contracts and agreements to which AVP or the Subsidiary is a party or by which its property is bound. Each of such contracts and agreements is in full force and effect, and neither AVP (or its predecessors) or the Subsidiary nor, to AVP's Knowledge, any other party thereto is in material breach thereof

1.14 Litigation. No action, proceeding or governmental inquiry or investigation is pending or, to AVP's Knowledge, threatened against AVP (or its predecessors) or the Subsidiary or, to AVP's Knowledge, against any of their officers, directors or employees (in their capacity as such), or against any of AVP's or the Subsidiary's

properties, before any court, arbitration board or tribunal or administrative or other governmental agency. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of the Founder or any of AVP's (or its predecessors') or the Subsidiary's employees or use by any of them in connection with AVP's (or its predecessors') or the Subsidiary's business of any information, property or techniques allegedly proprietary to any of their former employers. Neither AVP (or its predecessors) nor the Subsidiary is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by AVP (or its predecessors) or the Subsidiary currently pending or that AVP or the Subsidiary intends to initiate.

1.15 No Public Offer. Neither AVP (or its predecessors) nor, to AVP's Knowledge, anyone acting on its behalf has offered securities of AVP (or its predecessors) or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make issuance and sale of the Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "**Securities Act**"). None of the shares of AVP's capital stock issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.

1.16 Interested Party Transactions. No officer, director or shareholder of AVP or the Subsidiary, or any affiliate of any such person or entity or AVP or the Subsidiary, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products identical or similar to those which are furnished or sold or are proposed to be furnished or sold by AVP or the Subsidiary, or (ii) purchases from or sells or furnishes to AVP or the Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which AVP or the Subsidiary is a party or by which it may be bound or affected. Except as set forth in Schedule 1.16, there are no existing arrangements or proposed transactions between AVP or the Subsidiary and any officer, director, or holder of more than 5% of the capital stock of AVP or the Subsidiary, or any affiliate or associate of any such person. No employee, shareholder, officer, or director of AVP (or its predecessors) or the Subsidiary is indebted to AVP or the Subsidiary, nor is AVP or the Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them.

1.17 Employees. As of the date hereof, except as provided in this Agreement, neither AVP nor any Subsidiary has any deferred compensation or stock option covering any of its officers or employees. AVP (and its predecessors) and each Subsidiary has materially complied with all applicable employment laws. The Registration Statement lists all executive officer employment contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans, or any understanding with respect to the foregoing, between AVP or the Subsidiary and any executive officer of AVP or the Subsidiary. Since December 31, 2005, no key employee has indicated an intention to terminate or has terminated his or her employment with AVP or the Subsidiary.

1.18 Brokers. Except as set forth in Schedule 1.18 attached hereto, no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of AVP (or its predecessors) is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by AVP (or its predecessors) in connection with any of the transactions contemplated under this Agreement.

1.19 Obligations of Management. Each officer of AVP and the Subsidiary (except Bruce Binkow to the extent contemplated by his employment agreement) is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of AVP or the Subsidiary, as the case may be. AVP is not aware of any officer or key employee of AVP planning to work less than full-time at AVP in the future.

1.19 Insurance. AVP carries all insurance prudent for a business engaged in the kinds of business in which AVP engages, and all such insurance is in full force and effect. Neither AVP (or its predecessors) nor the Subsidiary has taken any action, or omitted to take any action, which creates a material risk of rendering any such insurance policy void or voidable or which creates a material risk of material increase in the premium for any such insurance policy. Neither AVP (or its predecessors), the Subsidiary, nor any of their respective officers, directors or employees has received notice of any cancellation, termination, change of coverage or increase in premiums due.

1.20 Environmental and Safety Laws. AVP (and its predecessors) and the Subsidiary are not in material violation of any applicable statute, law or regulation relating to the environmental or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

1.21 No Illegal or Immoral Business Activities or Practices. AVP (and its predecessors) and the Subsidiary have not, and do not intend to, conduct or participate in any illegal or immoral business activities or practices.

1.22 Full Disclosure. Neither this Agreement (including the Exhibits and Schedules attached hereto) nor any certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. There is no material fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of AVP or the Subsidiary that has not been disclosed to Fox in writing by AVP. The information contained in the filings of AVP with the Securities and Exchange Commission made prior to the date hereof, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

1.23 Effectiveness; Survival. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect for a 24 month period after the Closing, except for representations and warranties in Sections 1.11, 1.12, and 1.16 which shall remain in full force and effect for a 48 month period after the Closing.